UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 894-9770

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, a new Labor Contract Agreement was signed between Musser, a division of Steinway Musical Instruments, Inc.’s subsidiary Conn-Selmer, Inc., and Carpenter Local 1027 Mill-Cabinet-Industrial Division, an affiliate of the Chicago Regional Council of Carpenters of the United Brotherhood of Carpenters and Joiners of America (“the Union”).  In November 2007, Musser and the Union agreed to a new two-year term, including a 1% general wage increase each of the two years of the contract and a pension plan increase.  Medical contributions were unchanged.   The overall impact on costs is approximately 1.5% per year.  The contract is effective November 19, 2007 through November 21, 2009.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In a press release dated January 31, 2008, Steinway Musical Instruments, Inc. (the “Company”) announced that, effective January 31, 2008 the Company increased its number of Directors to a total of eight and elected Mr. David Lockwood to fill the newly created directorship position effective January 31, 2008.  Mr. Lockwood will not serve on any Committee of the Board at this time and will not receive compensation for his service on the Board.   A full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

 ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Labor Contract Agreement signed January 31, 2008 between Musser, a division of Conn-Selmer, Inc., and Carpenter Local 1027 effective November 19, 2007 through November 21, 2009.

99.1	Press release dated January 31, 2008 announcing the appointment of David Lockwood to the Steinway Musical Instruments, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 31, 2008	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina
	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Labor Contract Agreement signed January 31, 2008 between Musser, a division of Conn-Selmer, Inc., and Carpenter Local 1027 effective November 19, 2007 through November 21, 2009.

99.1	Press release dated January 31, 2008 announcing the appointment of David Lockwood to the Steinway Musical Instruments, Inc. Board of Directors.